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                                                                    Exhibit 21.1

                             SUBSIDIARIES OF VLASIC

NAME OF SUBSIDIARY AND NAME
UNDER WHICH IT DOES BUSINESS                       JURISDICTION OF INCORPORATION
----------------------------                       -----------------------------
Aligar, Inc.                                                    Delaware
Deleco Grosshandels GmbH                                        Germany
Cargal, Inc.                                                    Delaware
Freshbake Foods Limited                                      Great Britain
Theodor Kattus GmbH                                             Germany
Stratford-Upon-Avon Foods Limited                            Great Britain
Swift-Armour Sociedad Anonima Argentina                        Argentina
VF Brands, Inc.                                                 Delaware
Vlasic Farms, Inc.                                                Ohio
Vlasic Foods Distribution Company                               Arkansas
Vlasic Foods Canada, Inc.                                       Ontario
Vlasic Foods, Inc.                                              Michigan
Vlasic International Brands Inc.                                Delaware
Vlasic International Sales Inc.                                New Jersey
Vlasic Standards, Inc.                                         New Jersey